UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 28, 2015

WP GLIMCHER INC.

(Exact name of Registrant as specified in its Charter)

Indiana	001-36252	046-4323686
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

180 East Broad Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (614) 621-9000

N/A

(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective August 28, 2015, the Board of Directors (the “Board”) of WP Glimcher Inc. (the “Company”) appointed Mr. Robert P. Demchak to the position of Executive Vice President, Assistant General Counsel and Assistant Secretary. Mr. Demchak will assume his new role effective October 12, 2015 and continue in his present position of General Counsel and Secretary until that date. Effective August 28, 2015, the Board also appointed Mr. Gregory A. Gorospe as the Company’s new Executive Vice President, General Counsel and Secretary. Mr. Gorospe’s appointment is also effective as of October 12, 2015. Mr. Gorospe is currently a partner with the law firm of Jones Day in its Columbus, Ohio office and has over twenty years of development, finance, and general real estate experience.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WP Glimcher Inc.
(Registrant)

/s/ Robert P. Demchak
Date: September 3, 2015	Robert P. Demchak
General Counsel and Secretary